UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2006

FCB BANCORP

Incorporated Under the Laws of the State of California

333-126401	20-3074387
Commission File Number	I.R.S. Employer Identification Number

1100 Paseo Camarillo

Camarillo, California 93010

(805) 484-0534

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2006, First California Bank (the “Bank”), a wholly-owned subsidiary of FCB Bancorp, entered into split dollar life insurance agreements (the “Agreements”) with three of its directors. The Bank entered into separate Agreements with John W. Birchfield (Chairman of the Board), Richard Aldridge (Vice Chairman), and Tenisha M. Fitzgerald to encourage these directors to remain as members of the Board of Directors of the Bank. Pursuant to the terms of the Agreements, the Bank owns the insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums. Upon a covered director’s death, the beneficiary is entitled to receive $250,000 of the death proceeds, with the Bank entitled to the balance of the proceeds. The aggregate amount of the premiums paid by the Bank for these life insurance policies, which includes the portion of the death proceeds payable to the Bank in the event of a covered director’s death, were $990,000.

Copies of the Agreements are included as Exhibits 99.1, 99.2, and 99.3, to this Current Report on Form 8-K and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	First California Bank Split Dollar Agreement dated July 31, 2006 for John W. Birchfield

99.2	First California Bank Split Dollar Agreement dated July 31, 2006 for Richard D. Aldridge

99.3	First California Bank Split Dollar Agreement dated July 31, 2006 for Tenisha M. Fitzgerald

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB BANCORP

Date: July 31, 2006	By:	/s/ Romolo Santarosa
Romolo Santarosa
Executive Vice President and Chief Financial Officer